  As filed with the Securities and Exchange Commission on February 23, 1998.
                                                  Registration No. 333-21847

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               POST EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          DUPONT PHOTOMASKS, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                      74-2238819
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                              100 TEXAS AVENUE
                           ROUND ROCK, TEXAS 78664
                  (Address of Principal Executive Offices)

               1997 STOCK OPTION AND RESTRICTED STOCK PLAN (1)
                  NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                         FOUNDERS STOCK OPTION PLAN
                             AMENDED BONUS PLAN
                          (Full title of the plans)

          J. Michael Hardinger                            Copy to:
        Chairman of the Board and                  Ronald G. Skloss, Esq.
         Chief Executive Officer               Brobeck, Phleger & Harrison LLP
            100 Texas Avenue                        301 Congress Avenue
         Round Rock, Texas 78664                         Suite 1200
             (512) 310-6559                          Austin, Texas 78701
   (Name, address and telephone number,                 (512) 477-5495
including area code, of agent for service)

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933

(1) 2,000,000 shares of Common Stock issuable under the registrant's Stock Performance Plan (the "Predecessor Plan") were originally registered on Form S-8. On June 9, 1997, the registrant's Board of Directors (i) amended the Predecessor Plan to reduce the number of shares issuable thereunder to 787,304 shares and (ii) adopted the 1997 Stock Option and Restricted Stock Plan (the "1997 Plan") and reserved 3,000,000 shares for issuance thereunder. The 3,000,000 shares reserved for issuance under the 1997 Plan include 1,212,696 shares previously reserved for issuance under the Predecessor Plan which were unissued and unreserved pursuant to awards outstanding under the Predecessor Plan at the time of the adoption of the 1997 Plan. No further option grants or stock issuances will be made under the Predecessor Plan.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, Texas, on February 23, 1998:

                                       DUPONT PHOTOMASKS, INC.

                                   By: /s/ J. Michael Hardinger
                                       ----------------------------------
                                       J. Michael Hardinger, Chairman
                                       and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ J. Michael Hardinger
------------------------------------
J. Michael Hardinger                                   February 23, 1998
Chairman and Chief Executive Officer, Director
(Principal Executive Officer)

Preston M. Adcox*
------------------------------------
Preston M. Adcox                                       February 23, 1998
President and Chief Operating Officer

David S. Gino*
------------------------------------
David S. Gino                                          February 23, 1998
Executive Vice President-Finance and
Chief Financial Officer
(Principal Financial and Accounting Officer)

John L. Doyle*
------------------------------------
John L. Doyle                                          February 23, 1998
Director


------------------------------------
John W. Himes                                          February 23, 1998
Director

John C. Hodgson*
------------------------------------
John C. Hodgson                                        February 23, 1998
Director


------------------------------------
Peter G. Kehoe                                         February 23, 1998
Director

Gary W. Pankonien*
------------------------------------
Gary W. Pankonien                                      February 23, 1998
Director

John C. Sargent*
------------------------------------
John C. Sargent                                        February 23, 1998
Director

Marshall C. Tumer*
------------------------------------
Marshall C. Tumer                                      February 23, 1998
Director

Susan A. Vladuchick*
------------------------------------
Susan A. Vladuchick                                    February 23, 1998
Director

*By: /s/ J. Michael Hardinger
------------------------------------
      Attorney-in-fact